                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN FILM PRODUCTIONS, INC.

           1. The name of the corporation is AMERICAN FILM PRODUCTIONS, INC.

           2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           3. The nature of the business or purposes to be conducted or promoted is: Motion picture and television productions and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           4. The total number of shares of stock which the corporation shall have authority to issue is Twenty-Five Million Twenty-Five Thousand (25,025,000) of which stock Twenty-Five Million (25,000,000) shares of the par value of One Mill ($.001) each, amounting in the aggregate to Twenty-Five Thousand Dollars ($25,000) shall be common stock and of which Twenty-Five Thousand (25,000) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Two Million Five Hundred Thousand Dollars ($2,500,000.00) shall be preferred stock.

           The designation and the powers, preferences and rights, and qualifications, limitations or restrictions of the preferred stock shall be fixed by a resolution or resolutions of the Board of Directors.

           5. The name and mailing address of each incorporator is as follows:

           NAME                MAILING ADDRESS

           D. A. Hampton       Corporation Trust Center
                               1209 Orange Street
                               Wilmington, Delaware 19801

           S. M. Fraticelli    Corporation Trust Center
                               1209 Orange Street
                               Wilmington, Delaware 19801

           S. J.  Eppard       Corporation Trust Center
                               1209 Orange Street
                               Wilmington, Delaware 19801

           6. The corporation is to have perpetual existence.

           7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

           To make, alter or repeal the bylaws of the corporation.

           8. Elections or directors need not be by written ballot unless the bylaws of the corporation shall so provide.

           Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained int he statutes) outside the State of Delaware at such place of places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

           9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to his reservation.

           WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 2nd day of July, 1985.

                               /s/  D.A. HAMPTON
                               -------------------------------------------------
                               D. A. Hampton


                               /s/  S.M. FRATICELLI
                               -------------------------------------------------
                               S. M. Fraticelli


                               /s/  S.J. EPPARD
                               -------------------------------------------------
                               S. J. Eppard

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

           American Film Productions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of American Film Productions, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

           "The total number of shares of stock which the corporation shall have authority to issue is Twenty-Six Million (26,000,000) of which stock Twenty-Five Million shares of the par value of One Mill ($.001) each shall be common stock and of which One Million (1,000,000) shares of the par value of One Mill ($.001) each shall be preferred stock."

           SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said American Film Productions, Inc. has caused this certificate to be signed by George R. Jensen, Chairman of the Board of Directors and attested by Arthur P. Hartel, Jr., its Secretary, this 30th day of September, 1985.

                               AMERICAN FILM PRODUCTIONS, INC.

                               By: /s/  GEORGE R. JENSEN
                                   ---------------------------------------------
                                   Chairman of the Board of Directors

ATTEST:

By:  /s/  ARTHUR P. HARTEL
     -----------------------------
     Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

           American Film Productions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of American Film Productions, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

           The name of the corporation is:

                       "AMERICAN FILM TECHNOLOGIES, INC."

           SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said American Film Productions, Inc. has caused this certificate to be signed by George R. Jensen, Chairman of the Board of Directors and attested by Arthur P. Hartel, Jr., its Secretary, this 25th day of March, 1987.

                               AMERICAN FILM PRODUCTIONS, INC.

                               By:  /s/  GEORGE R. JENSEN
                                    --------------------------------------------
                                    Chairman of the Board of Directors

ATTEST:

By:   /s/  ARTHUR P. HARTEL
      ------------------------------
      Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

           American Film Technologies, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of American Film Productions, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

4. The total number of shares of stock which the corporation shall have authority to issue is Sixteen Million (16,000,000) of which stock Fifteen Million shares of the par value of Two Mills ($.002) each shall be common stock and of which One Million (1,000,000) shares of the par value of One Mill ($.001) each shall be preferred stock.

           SECOND: That at a meeting of stockholders held March 1, 1990, the stockholders approved said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said American Film Technologies, Inc. has caused this certificate to be signed by George R. Jensen, Chairman of the Board of Directors and attested by Arthur P. Hartel, Jr., its Secretary, this 12th day of March, 1990.

                               AMERICAN FILM TECHNOLOGIES, INC.

                               By:  /s/  GEORGE R. JENSEN
                                    --------------------------------------------
                                    Chairman of the Board of
                                    Directors

ATTEST:

By:  /s/  ARTHUR P. HARTEL, JR.
     -------------------------------
     Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

           American Film Technologies, Inc. a corporation organized and existing under and by virtue or the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing the fourth paragraph thereof so that, as amended, said fourth paragraph shall read as follows:

           4. The total number of shares of stock which the corporation shall have authority to issue is Sixteen Million (16,000,000) of which stock Fifteen Million shares of the par value of Two Mills ($.002) each shall be common stock and of which One Million (1,000,000) shares of the par value of One Mill ($.001) each shall be preferred stock.

           The designations and the powers, preferences and rights, including voting rights, if any, and the qualifications, limitations or restrictions of the preferred stock shall be fixed by a resolution or resolutions of the Board of Directors of the corporation.

           Upon the filing in the Office of the Secretary of State of Delaware of this Certificate of Amendment, each two issued and outstanding shares of common stock shall thereby and thereupon be combined into one share of common stock. Each certificate that theretofore represented shares of common stock prior to the filing of this Certificate of Amendment shall thereafter represent the number of shares of common stock into which the shares of common stock represented by such Certificate shall be combined. The Corporation shall not issue fractional shares as a result of this combination but shall pay in cash the fair value of fractional interests as permitted by Section 155 of the General Corporation Law of the State of Delaware.

           SECOND: That at a meeting of stockholders held March 1, 1990, the stockholders approved said amendment in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

           FOURTH: That the aforesaid amendment shall become effective at 5:00 pm Eastern Standard Time on Friday, March 16, 1990.

           IN WITNESS WHEREOF, said American Film Technologies, Inc. has caused this Certificate to be signed by George R. Jensen, Chairman of the Board of Directors and attested by Arthur P. Hartel, Jr., its Secretary, this 14th day of March, 1990.

                               AMERICAN FILM TECHNOLOGIES, INC.

                               By:  /s/  GEORGE R. JENSEN
                                    --------------------------------------------
                                    Chairman of the Board of Directors

ATTEST:

By:  /s/  ARTHUR P. HARTEL
     -------------------------------
     Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

           American Film Technologies, Inc. a corporation organized and existing under and by virtue or the General Corporation Law of the state of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, at meetings duly held, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing Article Four thereof so that, as amended, said Article Four shall read as follows:

           "4. The total number of shares of stock which the corporation shall have authority to issue is Twenty-six Million (26,000,000) of which stock Twenty-Five Million (25,000,000) shares of the par value of Two Mills ($.002) each shall be common stock and of which One Million (1,000,000) shares of the par value of One Mill ($.001) each shall be preferred stock.

           The designations and the powers, preferences and rights, including voting rights, if any, and the qualifications, limitations or restrictions of the preferred stock shall be fixed by a resolution or resolutions of the Board of Directors of the corporation."

           RESOLVED, that the Certificate of Incorporation of the Corporation be amended by adding thereto Article Ten which shall read as follows:

           "10. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
           (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
           Section 174 of the General Corporation Law of the state of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit."

           SECOND: That at a meeting of stockholders held March 11, 1993, the stockholders approved said amendments in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

           THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said American Film Technologies, Inc. has caused this Certificate to be signed by Arthur P. Hartel, Jr., as President and Chief Executive Officer, and attested by G. Jay Johnson, its Secretary.


                               AMERICAN FILM TECHNOLOGIES, INC.

                               By:  /s/  ARTHUR P. HARTEL
                                    --------------------------------------------
                                    Arthur P. Hartel, Jr.
                                    President and Chief Executive Officer

ATTEST:

By:  /s/  G. JAY JOHNSON
     -------------------------------
     Secretary

                        CERTIFICATE OF THE DESIGNATIONS,
                        POWERS, PREFERENCES AND RIGHTS OF
                           SERIES A, B, C AND D VOTING
                         CONVERTIBLE PREFERRED STOCK OF
                      AMERICAN FILM TECHNOLOGIES, INC. AND
                       THE QUALIFICATIONS, LIMITATIONS OR
                       RESTRICTIONS THEREOF WHICH HAVE NOT
                      BEEN SET FORTH IN THE CERTIFICATE OF
                                 INCORPORATION.

                            -------------------------

                            (PURSUANT TO SECTION 151
                           OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)

                            -------------------------

           We, the undersigned, Arthur P. Hartel, Jr. and G. Jay Johnson, President and Secretary, respectively, of American Film Technologies, Inc. a corporation organized and existing under the laws of the State of Delaware, do hereby certify that the Board of Directors have duly adopted the following resolutions:

           RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, this Board of Directors hereby creates a series of Preferred Stock of the Corporation to consist of One Million (1,000,000) shares of Preferred Stock which the Corporation is now authorized to issue, and that the Board of Directors hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series to the extent the same are not stated and expressed in the Certificate of Incorporation of the Corporation, as follows:

           (1) Designation. One Million (1,000,000) authorized shares of Preferred Stock, $.001 par value, none of which has been issued, shall be issued in series to be designated as follows, each to have the respective number of authorized shares:

           Series A Voting Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock") consisting of 240,000 shares; and

           Series B Voting Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock") consisting of 400,000 shares; and

           Series C Voting Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock") consisting of 200,000 shares; and

           Series D Voting Convertible Preferred Stock, $.001 par value (the "Series D Preferred Stock") consisting of 160,000 shares.

           (2) Dividends and Distributions. The holders of the Preferred Stock shall not be entitled to receive any dividends.

           (3) Liquidation and Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then out of the assets of the Corporation available for distribution to the stockholders, before any distribution or payment to the holders of the common stock, or any other class or series of the Corporation's capital stock, the holders of Preferred Stock shall be entitled to be paid the sum set forth below per each series of Preferred Stock:

           Series    Liquidation Payment Per Series
           ------    ------------------------------
           A         $240
           B         $400
           C         $200
           D         $160

If the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment in full to the holders of the Preferred Stock of the preferential sums which all such holders are entitled to receive, then all of the assets available for distribution to the stockholders shall be distributed among and paid to the holders of the Preferred Stock ratably in proportion to the respective preferential amounts that would be payable per share if such assets were sufficient to permit payment in full. The consolidation or merger of the Corporation with or into any other corporation or corporations or the sale or transfer of all or substantially all of the assets of the Corporations, shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Paragraph (3).

           (4) Voting Rights. Except as expressly provided by law, the holders of shares of Preferred Stock together with the holders of shares of Common Stock, all voting as one class, shall possess all voting power for the election of directors and for all other purposes. Each holder of shares of Preferred Stock shall be entitled to fifteen (15) votes per share of Preferred Stock registered in such holders name, provided, however, that if all outstanding shares of Series A Preferred Stock and Series B Preferred Stock have not been converted to Common Stock by the Series B conversion Deadline Date as set forth in paragraph 5 hereof, then the Preferred Stock of all Series shall thereafter have no voting rights.

           (5)  Conversion.

                (a) Each share of Series A Preferred Stock shall be convertible at the option of the holder into shares of Common Stock at the rate of fifty
(50) shares of the Corporation's Common Stock for each share of Series A Preferred Stock at any time up to and including October 31, 1993 (such date for conversion of the Series A Preferred Shares being referred to as the Series A Conversion Deadline Date) provided the holder shall pay or caused to be paid into the capital of the Corporations an additional Fifty Cents ($0.50) for each share of Series A Preferred Stock being converted.

                (b) Each share of Series B Preferred Stock shall be convertible at the option of the holder into shares of Common Stock at the rate of fifty
(50) shares of the Corporation's Common Stock for each share of Series B Preferred Stock at any time up to and including 120 business days after the Series A Conversion Deadline Date (such date for conversion of the series B Preferred Shares being referred to as the Series B Conversion Deadline Date) provided the holder shall pay or caused to be paid into the capital of the Corporation an additional Eight Dollars ($8.00) for each share of Series B Preferred Stock being converted.

                (c) Each share of Series C Preferred Stock shall be convertible at the option of the holder into shares of Common Stock at the rate of fifty
(50) shares of the Corporation's Common Stock for each share of Series C Preferred Stock at any time up to and including 190 business days after the Series B Conversion Deadline Date (such date for conversion of the Series C Preferred Shares being referred to as the Series C Conversion Deadline Date), provided the holder shall pay or cause to be paid into the capital of the Corporation an additional Eighty Dollars ($80.00) for each share of series C Preferred Stock being converted.

                (d) Each share of Series D preferred Stock shall be convertible at the option of the holder into shares of Common Stock at the rate of fifty
(50) shares of the Corporation's Common Stock for each share of Series D Preferred Stock at any time up to and including 210 days after the Series C Conversion Deadline Date, provided the holder shall pay or cause to be paid into the capital of the Corporation an additional One Hundred Eighty Dollars ($180) for each share of Series D Preferred Stock being converted.

                (e) In the event that the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (whether by stock dividend, stock split or otherwise), the conversion rate in effect hereunder to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the conversion rate in effect immediately prior to such combination shall be proportionately increased.

                (f) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be affected, then as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful, equitable and adequate provision shall be made whereby the holders of the Preferred Stock shall thereafter have the right, upon conversion hereunder, to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock theretofore receivable upon such conversion, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares with respect to or in exchange for a number of shares of Common Stock theretofore receivable upon such conversion had such reorganization, reclassification, consolidation, merger or sale not taken p lace, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the conversion rate and of the number of shares issuable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                (g) The Corporation agrees that during the period within which the Preferred Stock may be converted, the Corporation will at all times have authorized and in reserve, and will keep available, solely for delivery upon the conversion of Preferred Stock, shares of the Common Stock and other securities as from time to time shall be receivable upon the conversion of the Preferred Stock free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights. The Corporation agrees that each share of Common Stock issued upon conversion of Preferred Stock shall, at the time of such issuance, be deemed to be validly issued and outstanding, fully paid and non-assessable. Upon request at any time or from time to time made by the holders of a majority of shares of Preferred Stock issued and outstanding, the Corporation shall duly recommend to its stockholders, at a meeting duly called for such purpose or by written consent of holders of the necessary number of voting securities of the Corporation, an Amendment to its Certificate of Incorporation to increase its authorized Common Stock, par value $.001 per share, to such number which is sufficient to allow the conversion of the Preferred Stock in its entirety.

                (h) In each case of an adjustment or readjustment of the conversion rate, the Corporation will furnish each holder of Series A Preferred Stock with a certificate showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                (i) Upon the conversion as provided in Paragraph 5 above, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office along with written evidence of payment of the required additional capital as indicated in Paragraph 5 above. The holder shall also provide the name(s) (with addres(es)) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date of surrender of the certificate shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted certificate(s) as he may request for the number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Paragraph (5). Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

                (j) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall issue the number of whole shares determined by rounding any fractional share to the nearest whole number of shares.

                (k) The period for exercise of any rights of conversion as set forth above shall be extended by the duration of any voluntary or involuntary proceeding under any Federal or state bankruptcy, insolvency or similar laws in which the Company or creditors of the Company may seek relief or enforcement of their rights.

           (6) No Redemption Rights. No holder of any shares of the Preferred Stock shall be subject to redemption of the Preferred Stock.

           (7) No Preemptive Rights. No holder of any shares of Preferred Stock shall have any preemptive right to purchase or subscribe to any issue of the same or any other stock of the Corporation.

           (8) Restriction on Issuance of Senior Stock. As long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of holders of at least a majority of the then outstanding shares of the Preferred Stock, authorize or issue, or obligate itself to issue, any class of equity security which is senior or equal in ranking to the Preferred Stock.

           IN WITNESS WHEREOF, the undersigned, Arthur P. Hartel, Jr. has made this Certificate under the seal of said American Film Technologies, Inc. attested by G. Jay Johnson, its Secretary, and has signed the same as President of said American film Technologies, Inc. this 30th day of September, 1993.

                               By:  /s/  ARTHUR P. HARTEL
                                    --------------------------------------------
                                    Arthur P. Hartel, Jr.
                                    President

Attest:

By:  /s/  G. JAY JOHSON
     -------------------------------
     G. Jay Johnson, Secretary


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

           American Film Technologies, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing Article Four thereof so that, as amended, said Article Four shall read as follows:

           "4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) of which Ninety Million (90,000,000) shares of the par value of Two Mills ($.002) each shall be Common Stock and of which Ten Million (10,000,000) shares of the par value of One Mill ($.001) each shall be Preferred Stock.

           The designations and the powers, preferences and rights, including voting rights, if any, and the qualifications, limitations or restrictions of the Preferred Stock shall be fixed by a resolution or resolutions of the Board of Directors of the corporation."

           SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware by written consent signed by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to adopt such amendment at a meeting at which all shares entitled to vote thereon were present and voted.

           THIRD: That written notice of such action has been given as provided in Section 228 of the said General Corporation Law.

           IN WITNESS WHEREOF, said American Film Technologies, Inc. has caused this Certificate to be signed by Gerald M. Wetzler, its Chairman and Chief Executive Officer, and attested by Lee Weisel, its Secretary this 10th day of January, 1994.

                               AMERICAN FILM TECHNOLOGIES, INC.

                               By:  /s/  Gerald M. Wetzler
                                    --------------------------------------------
                                    Gerald M. Wetzler
                                    Chairman and Chief Executive
                                    Officer

ATTEST:

By:  /s/  LEE WEISEL
     -------------------------------
     LEE WEISEL
     Secretary

                        AMERICAN FILM TECHNOLOGIES, INC.

                          Action by Consent in Writing

                                January 10, 1994

           The undersigned, as the holder of a majority of the outstanding shares of each class of stock of American Film Technologies, Inc., a Delaware corporation, pursuant to the authority contained in Section 228 of the General Corporation Law of the State of Delaware, does hereby consent to the following action of this corporation:

           RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing Article Four thereof so that, as amended, said Article Four shall read as follows:

           "4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) of which Ninety Million (90,000,000) shares of the par value of Two Mills ($.002) each shall be Common Stock and of which Ten Million (10,000,000) shares of the par value of One Mill ($.001) each shall be Preferred Stock.

           The designations and the powers, preferences and rights, including voting rights, if any, and the qualifications, limitations or restrictions of the Preferred Stock shall be fixed by a resolution or resolutions of the Board of Directors of the corporation."

January 10, 1994

                               /s/  GERALD M. WETZLER
                               -------------------------------------------------
                               Gerald M. Wetzler
                               Holder of a Majority of the Outstanding Shares of Each Class

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICAN FILM TECHNOLOGIES, INC.
                             PURSUANT TO SECTION 242

           American Film Technologies, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

           FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing Article Four thereof so that, as amended, said Article Four shall read as follows:

           "4. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred and Fifty Million (250,000,000) of which Two Hundred and Twenty Five Million (225,000,000) shares of the par value of Two Mills ($.002) each shall be Common Stock and of which Twenty Five Million (25,000,000) shares of the par value of One Mill ($.001) each shall be Preferred Stock.

           The designations and the powers, preferences and rights, including voting rights, if any, and the qualifications, limitations or restrictions of the Preferred Stock shall be fixed by a resolution or resolutions of the Board of Directors of the corporation."

           SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware at a meeting of the Board of Directors held on November 20, 1996, and at a meeting of the stockholders held on February 26, 1997, by a majority vote of the outstanding stock of each class entitled to vote thereon as a class.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by John Karl, its Secretary, this 26th day of February, 1997.

                               AMERICAN FILM TECHNOLOGIES, INC.

                               By:  /s/  JOHN KARL
                                    --------------------------------------------
                                    John Karl, Secretary


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